Exhibit 23.2

RP® FINANCIAL, LC.

Financial Services Industry Consultants

January 30, 2007

Board of Trustees

People’s Mutual Holdings

and

Board of Directors

People’s Bank

850 Main Street

Bridgeport, Connecticut 06604

Members of the Boards:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion, and any amendments thereto to be filed with Office of Thrift Supervision, and in the Registration Statement on Form S-1, and any amendments thereto to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and any Appraisal Report Updates in such filings including the prospectus of People’s United Financial, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,

RP® FINANCIAL, LC.

Washington Headquarters
Rosslyn Center	Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210	Fax No.: (703) 528-1788
Arlington, VA 22209	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com